Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction of Incorporation or Organization
30 SecondsToFly (Thailand) Co., Ltd.	Thailand
Advanced Reservation Centre S.r.l.	Italy
ATLAS REISEN GmbH	Germany
ATLAS/ RVS Reiseburo Verwaltungs Service GmbH	Germany
Banks and Sadler Inc.	Delaware, United States
Banks Sadler Group Limited	United Kingdom
Banks Sadler Limited	United Kingdom
Banks Sadler SARL	France
Business Travel International B.V.	Netherlands
Chartwell Travel Ltd	United Kingdom
Church Street (Belgium) CVBA	Belgium
Compagnie Dens Ocean NV	Belgium
Congress Lab S.r.l.	Italy
DFB-Reisebuero GmbH	Germany
Egencia (China) Information Technology Co., Ltd.	China
Egencia (Shanghai) International Travel Service Co., Ltd.	China
Egencia (Shanghai) International Travel Service Co., Ltd. - Branch - Beijing	China
Egencia (Shanghai) International Travel Service Co., Ltd. - Branch - Jing’an	China
Egencia AS	Norway
Egencia Australia Pty Limited	Australia
Egencia Belgium	Belgium
Egencia Canada Corp.	Canada
Egencia Cayman Holdings Ltd.	Cayman Islands
Egencia Denmark A/S	Denmark
Egencia Europe	France
Egencia Finland Oy	Finland
Egencia France	France
Egencia GmbH	Germany
Egencia Holdings UK Ltd	United Kingdom
Egencia Hong Kong Limited	Hong Kong
Egencia K.K.	Japan
Egencia LLC	Nevada, United States
Egencia Netherlands B.V.	Netherlands
Egencia New Zealand Limited	New Zealand
Egencia New Zealand Limited - Branch - Australia	Australia
Egencia Norway AS	Norway
Egencia Philippines, Inc.	Philippines
Egencia Singapore Pte. Ltd.	Singapore

Egencia South Africa (PTY) LTD	South Africa
Egencia Sweden AB	Sweden
Egencia Switzerland Sarl	Switzerland
Egencia Travel India Private Limited	India
Egencia UK Ltd	United Kingdom
Eurocentre (Travel) Limited	United Kingdom
eWings.com GmbH	Germany
Executive Travel Associates LLC	New York, United States
Farnborough Limited	United Kingdom
FC Bayern Tours GmbH	Germany
Ferieverden AS	Norway
GB Travel Canada Inc.	Canada
GBT (Thailand) Co. Ltd.	Thailand
GBT 2 (Thailand) Co. Ltd.	Thailand
GBT Australia Pty Ltd	Australia
GBT CR, s.r.o.	Czech Republic
GBT CR, s.r.o. - Branch - Slovakia	Slovakia
GBT Deutschland Beteiligungs GmbH	Germany
GBT Deutschland GmbH	Germany
GBT Euro Travel Holdings B.V.	Netherlands
GBT Finland Limited	Finland
GBT Group Services B.V.	Netherlands
GBT II Argentina S.R.L.	Argentina
GBT II B.V.	Netherlands
GBT III B.V.	Netherlands
GBT III B.V. - Branch - Germany	Germany
GBT III B.V. - Branch – Ireland	Ireland
GBT India Private Limited	India
GBT JerseyCo Limited	Jersey
GBT JerseyCo Limited – Branch – United Kingdom	United Kingdom
GBT Sweden AB	Sweden
GBT Travel Services Colombia S.A.S.	Colombia
GBT Travel Services Mexico S. de R.L. de C.V.	Mexico
GBT Travel Services UK Limited	United Kingdom
GBT UK Topco Limited	United Kingdom
GBT US III LLC	Delaware, United States
GBT US LLC	Delaware, United States
Global Business Travel (Singapore) Pte. Ltd.	Singapore
Global Business Travel ApS	Denmark
Global Business Travel AS	Norway
Global Business Travel Brasil Limitada	Brazil
Global Business Travel BV	Belgium
Global Business Travel France	France
Global Business Travel Holding (Japan) Ltd	Japan
Global Business Travel Holdings (Hong Kong) Limited	Hong Kong
Global Business Travel Holdings Limited	United Kingdom
Global Business Travel Hong Kong Limited	Hong Kong
Global Business Travel Hungary Ltd.	Hungary
Global Business Travel Poland S.A.	Poland

Global Business Travel Spain, S.L.U.	Spain
Global Business Travel Switzerland Ltd.	Switzerland
H T General Agency Limited	United Kingdom
Hanseat Reiseburo GmbH	Germany
Hogg Robinson (1987) Pension Scheme Trustee Limited	United Kingdom
Hogg Robinson (Transport and Financial Services) Dormants Limited	United Kingdom
Hogg Robinson (Travel) Limited	United Kingdom
Hogg Robinson Australia Holdings Pty Limited	Australia
Hogg Robinson Australia Pty Ltd	Australia
Hogg Robinson Business Travel Hungary Limited Liability Company	Hungary
Hogg Robinson Group Limited	United Kingdom
Hogg Robinson Holdings B.V.	Netherlands
Hogg Robinson Holdings Canada Inc.	Canada
Hogg Robinson Italia S.r.L.	Italy
Hogg Robinson Limited	United Kingdom
Hogg Robinson Money Matters Limited	United Kingdom
Hogg Robinson Nordic AB - Branch – Denmark	Denmark
Hogg Robinson USA Holdings LLC	Delaware, United States
Hogg Robinson USA LLC	New York, United States
HRG Belgium NV	Belgium
HRG Debtco Limited	United Kingdom
HRG Mobility Services GmbH	Germany
Kabushiki Kaisha Nihon Ryoko Global Business Travel	Japan
KDS Deutschland GmbH	Germany
KDS UK Limited	United Kingdom
Klee Data System SAS	France
Medical Projects International Limited	United Kingdom
OFB Reisen GmbH	Austria
Ovation Travel Group UK Limited	United Kingdom
Ovation Travel, LLC	Delaware, United States
Rennie Hogg Ships Agents Limited	United Kingdom
Sepals Limited	Gibraltar
Taiwan Global Business Travel Agency Taiwan Limited	Taiwan (Province of China)
TripNavigator-Egencia Spain SL	Spain
Wilson Albany Limited	United Kingdom